Exhibit (n)(7)

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the Post-Effective Amendment No. 4 to the Registration Statement (No. 333-220385) on Form N-2 of Capital Southwest Corporation of our report dated May 31, 2018, with respect to the financial statements of TitanLiner, Inc. We also consent to the reference to our firm as an “independent auditor” under the caption “Independent Registered Public Accounting Firm” in such Post-Effective Amendment No 4 to the Registration Statement and related Prospectus.

/s/ Weaver and Tidwell, L.L.P.

Fort Worth, Texas

July 13, 2018